1 CITIZENS COMMUNITY BANCORP, INC. AMENDED AND RESTATED BYLAWS ARTICLE I - STOCKHOLDERS Section 1. ANNUAL MEETING The annual meeting of the stockholders of Citizens Community Bancorp, Inc. (the "Corporation") shall be held each year at such place, on such date, and at such time as the Board of Directors shall fix, in their discretion, or at such other time and date as may be fixed by or under the authority of the Board of Directors and as designated in the notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The business to be transacted at the annual meeting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with Corporation's Charter and Bylaws. The failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate act. Section 2. SPECIAL MEETINGS A special meeting of the stockholders of the Corporation may be called at any time and place for any purpose(s) by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors. A special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Such written request shall (i) state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, (ii) bear the date of signature of each stockholder signing such request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request, (B) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (C) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, and (iv) shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix: (a) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting; and (b) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting. Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for the purpose of taking any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting. Section 3. NOTICE OF MEETING; WAIVER OF NOTICE Exhibit 3.4

2 Not less than 10 days nor more than 90 days before each stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, notice in writing or by electronic transmission stating the place, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission that is filed with the records of the stockholders’ meetings or is present at the meeting in person or by proxy. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of the adjourned meeting is more than 120 days after the record date for which the meeting was originally noticed or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity with this Section 3. As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101(k-1) of the Maryland General Corporation Law (the "MGCL") or any successor provision. Section 4. QUORUM At any meeting of stockholders, the holders of a majority of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article 5 of the Charter), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Unless the Charter of the Corporation provides otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may, in accordance

3 with Section 3 of this Article I, adjourn the meeting to any place, date and time. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum. Section 5. ORGANIZATION AND CONDUCT OF BUSINESS The Chairman of the Board of the Corporation or, in his or her absence, the President of the Corporation, or in his or her absence such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Section 6. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL MEETINGS AND ELECTIONS OF DIRECTORS (a) At any annual meeting of the stockholders, only such business (other than the nomination of individuals for election as directors of the Corporation) shall be conducted as shall have been brought before the meeting: (i) as specified in the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of record on the date of giving the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote on such business, and who complies with the notice procedures set forth in this Section 6(a). The procedures set forth in this Section 6(a) of this Article I are the exclusive means for a stockholder to propose business other than the nomination of individuals for election of directors (which nominations may be made only in compliance with Section 6(b) of this Article I) at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). For any such business to be properly brought before an annual meeting by a stockholder, pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of such annual meeting; or (ii) the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or the day on which public announcement

4 of the date of the annual meeting was first made by the Corporation. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder. A stockholder's notice to the Secretary shall be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) as to any business (other than the nomination of individuals for election as directors of the Corporation) that the stockholder proposes to bring before the meeting, a description of such business (including the text of any proposal, which may not be materially changed upon presentation at the meeting), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder, individually or in the aggregate, including any anticipated benefit to the stockholder therefrom; (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder; (iv) whether and the extent to which such stockholder, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (A) manage risk or benefit of changes in the price of Company Securities for such stockholder or (B) increase or decrease the voting power of such stockholder in the Corporation disproportionately to such person’s economic interest in the Company Securities; (v) a description of any plans or proposals which such stockholder may have with respect to any Company Securities that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable, (vi) a representation that such stockholder, or such stockholder’s duly-authorized proxy, intends to appear in person at the meeting to bring such business; and (vii) any other information relating to such stockholder or item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act. The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2. (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who: (A) is a stockholder of record on the date of giving the notice provided for in this Section 6(b) and on the

5 record date for the determination of stockholders entitled to vote at such meeting and who is entitled to vote in the election of each such nominee, and (B) complies with the notice procedures set forth in Section 6(b). The procedures set forth in this Section 6(b) of this Article I shall be the exclusive means for a stockholder to make nominations of individuals for election as directors of the Corporation. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Corporation, whichever shall first occur. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice complies with the time parameters set forth in this Section 6(b) and includes the information and certifications required by this Section 6(b). A stockholder's notice to the Secretary shall be in writing and set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), (A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (B) the class, series and number of all Company Securities, if any, which are owned (beneficially or of record) by each Proposed Nominee and (C) whether and the extent to which each Proposed Nominee, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (1) manage risk or benefit of changes in the price of Company Securities for each such Proposed Nominee or (2) increase or decrease the voting power of each such Proposed Nominee in the Corporation disproportionately to such person’s economic interest in the Company Securities; and (ii) as to the stockholder giving the notice: (A) the name and address of such stockholder, as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class, series and number of all Company Securities, if any, which are owned (beneficially or of record) by such stockholder; (C) whether and the extent to which such stockholder, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder or (II) increase or decrease the voting power of such stockholder in the Corporation disproportionately to such person’s economic interest in the Company Securities; (D) a description of any plans or proposals which such stockholder may have with respect to any

6 Company Securities that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and all arrangements or understandings between such stockholder and the Proposed Nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable; (E) a representation that such stockholder, or such stockholder’s duly-authorized proxy, intends to appear in person and at the meeting to nominate the persons named in its notice; (F) any other information relating to such stockholder that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and (G) a representation that such stockholder or nominee intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the nominee in accordance with Rule 14a-19 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee in the Company’s proxy statement and to serve as a director if elected. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee, unless such substitute or replacement is nominated in accordance with this Section 6(b) (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 6(b)). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 6(b) becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. (c) General. (1) If any information or certification submitted pursuant to this Section 6 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information or certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 6. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information

7 submitted by the stockholder pursuant to this Section 6, (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the stockholder pursuant to this Section 6 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 6. (2) Notwithstanding the foregoing provisions of this Section 6, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder (a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a- 19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (3) For purposes of subsections (a) and (b) of this Section 6, the term "public announcement" shall mean disclosure in a press release reported by a nationally recognized news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission or on a website maintained by the Corporation. (4) For purposes of subsections (a) and (b) of this Section 6, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close. (5) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 6, or such stockholder’s duly-authorized proxy, does not appear in person at such annual or special meeting and present each nominee for election as a director or the proposed business, as applicable, such nomination or proposal shall not be considered at the meeting. Section 7. VOTING Unless the Charter of the Corporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not

8 entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Charter of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter. A stockholder may vote the stock the stockholder owns of record either in person or by proxy that is (a) executed by the stockholder or the stockholder’s duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Corporation. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities. Section 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING Except as provided in the following sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed in paper or electronic format with the records of stockholder meetings. Unless the Charter of the Corporation requires otherwise, the holders of any class of the Corporation's stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action. Section 9. CONDUCT OF VOTING The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of elections. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairman of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure

9 established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting. Section 10. CONTROL SHARE ACQUISITION ACT Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL or any successor statute (the “Control Share Acquisition Act”) shall not apply to any acquisition by any person (as defined in the MGCL) of shares of stock of the Corporation. This Section 10 may be repealed, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in the Control Share Acquisition Act) and, upon such repeal, the Control Share Acquisition Act may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in the Control Share Acquisition Act). ARTICLE II - BOARD OF DIRECTORS Section 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation's election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Charter or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, however, these rules and regulations may not be inconsistent with these Bylaws, the Charter and with the Maryland General Corporation Law. Action may be taken by the Board of Directors without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors. The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified. Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS

10 By virtue of the Corporation's election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Section 3. REGULAR MEETINGS Regular meetings of the Board of Directors shall be held at such dates, such times and such places or by means of remote communication as shall have been designated by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement. Section 4. SPECIAL MEETINGS Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date and at such time as those calling the meeting shall fix. Notice of the date, time and place of each such special meeting of the Board of Directors shall be given to each director. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telephone, telegraph, facsimile or electronic transmission at least 24 hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any special meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement. Section 5. TELEPHONIC MEETINGS Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute presence in person at such

11 meeting. Section 6. QUORUM At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof. Section 7. POWERS All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the stockholders by law or by the Corporation’s Charter or these Bylaws. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power: (a) To declare dividends from time to time in accordance with law; (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine; (c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith; (d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being; (e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents; (f) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; (g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and (h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs. Section 8. RESIGNATION A director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

12 Section 9. COMPENSATION By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as may compensation for such other services as a director may render to the Corporation. Section 10. PRESUMPTION OF ASSENT A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his dissent at the meeting and either: (a) such director's dissent is entered in the minutes of the meeting; (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof; or (c) such director forwards his written dissent within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting. Section 11. COMMITTEES The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director(s) to serve as the member(s), designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to: (a) declaring dividends or distributions on stock; (b) issuing stock other than as authorized by the Board of Directors; (c) recommending to the stockholders any action that requires stockholder approval; (d) amending the Bylaws, or (e) approving a merger or share exchange that does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise determined by the Board of Directors by a majority vote of the Board of Directors which such quorum determined by a majority of the Board may be one-third of such members and all matters

13 considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. ARTICLE III - OFFICERS Section 1. EXECUTIVE AND OTHER OFFICERS (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation. (b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors. (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS The Chairman of the Board of Directors of the Corporation shall act in a general executive capacity and, subject to the direction of the Board of Directors, shall have general responsibility for the supervision of the policies and affairs of the Corporation and the effective administration of the Corporation's business. Section 3. PRESIDENT AND CHIEF EXECUTIVE OFFICER The President and Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the president or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all contracts, agreements and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. Section 4. VICE PRESIDENT(S) The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be

14 properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President(s) may be designated as Executive Vice President, Senior Vice President or any other designation specified by the Board of Directors. Section 5. SECRETARY The Secretary, and any Assistant Secretaries designated by the Board of Directors, shall: (a) keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and (d) in general, shall perform all duties incident to the office of a secretary of a corporation and such other duties as may be assigned by the Board of Directors or the President. Section 6. TREASURER The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors shall designate. The Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors. Section 7. SUBORDINATE OFFICERS The Corporation may have such subordinate officers as the Board of Directors may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe. Section 8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice- President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution. ARTICLE IV - STOCK Section 1. CERTIFICATES FOR STOCK

15 Each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. Each stock certificate also shall include on its face or back: (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock; or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation's transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on stock certificates. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued. Section 2. TRANSFERS The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined. Section 3. RECORD DATE AND CLOSING OF TRANSFER BOOKS In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 nor less than 10 days before the date of such meeting, nor more than 90 days before any other action. The transfer books may not be closed for a period longer than 20 days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least 10 days before the date of the meeting. Section 4. STOCK LEDGER The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted

16 within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland. Section 5. CERTIFICATION OF BENEFICIAL OWNERS The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. Section 6. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate except upon the order of a court having jurisdiction in the premises. ARTICLE V - MISCELLANEOUS Section 1. FACSIMILE SIGNATURES In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof. Section 2. CORPORATE SEAL The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word ((seal)( adjacent to the signature of the person authorized to sign the document on behalf of the Corporation. Section 3. ANNUAL STATEMENT OF AFFAIRS The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation(s principal office. Section 4. BOOKS AND RECORDS The Corporation shall keep correct and complete books and records of its accounts and transactions

17 and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation. Section 5. RELIANCE UPON BOOKS, REPORTS AND RECORDS Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. Section 6. FISCAL YEAR The fiscal year of the Corporation shall be as fixed by the Board of Directors. Section 7. TIME PERIODS In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included. Section 8. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice- President, an Assistant Vice-President, the Treasurer or an Assistant Treasurer. Section 9. MAIL Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid. Section 10. CONTRACTS AND AGREEMENTS To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on

18 behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. ARTICLE VI - AMENDMENTS These Bylaws may be adopted, amended or repealed as provided in the Charter of the Corporation. Effective as of January 23, 2023.